THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 30th day of April, 1997, by and between DIAGNOSTIC RETRIEVAL SYSTEMS, INC., a Delaware corporation (the "Company"), having an address at 5 Sylvan Way, Parsippany, New Jersey and Nina Laserson Dunn (the "Executive"), currently residing at 431 Kelly Court, Wyckoff, New Jersey 07481.

     WHEREAS, the Executive desires to enter into an agreement of employment with the Company in accordance with the terms and conditions set forth herein; and

     WHEREAS, the Company desires to employ the Executive as its Executive Vice President, General Counsel and Secretary in accordance with the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Term of Employment. The initial term of employment shall begin on July 1, 1997 (the "Effective Date") and shall continue in effect until the third anniversary of the Effective Date (such period being the "Initial Term"). On July 1 of each year, beginning on July 1, 1998, this Agreement shall automatically be renewed for successive two year periods, unless at least ninety
(90) days prior to the end of each renewal date either party hereto gives written notice to the other party of its intention not to renew this Agreement and, as provided below, shall remain in effect following a Change in Control. This Agreement may be terminated at any time during its initial term or during any renewal term solely in accordance with the terms and conditions of Section 5 hereof.

2.   Duties

     2.1 Position. The Company hereby employs the Executive in an executive capacitY with the title of Executive Vice President, General Counsel and Secretary of the Company, and the Executive hereby accepts such employment and undertakes and agrees to serve in such capacities. In such capacities, the Executive shall have such powers, perform such duties and fulfill such responsibilities typically associated with such positions in other publicly-held companies, including, without limitation, planning, supervision and control of the Company's administrative and legal divisions, and such other general powers and duties of an operational or supervisory nature usually vested in the offices held by her. As Secretary, the Executive shall attend meetings of the Board of Directors and the Shareholders of the Company and record the proceedings thereof. Performance of her duties hereunder shall in no event require that the Executive work on a regular basis at any location other than within twenty (20) miles of the Company's present office location. The Executive shall devote substantially all of her working time and efforts to the performance of her duties hereunder. The Executive shall report directly to the Chief Executive

Officer ("CEO") of the Company, and shall have the authority to hire and discharge any employee within her areas of responsibility.

      2.2 Limitation on Other Employment. During the term of her employment hereunder, the Executive will not engage in any other occupation for gain, profit or pecuniary advantage, without the consent of the CEO of the Company; provided, however, that this limitation shall not be construed as preventing her from (a) serving on the board of directors of any corporation not directly competitive with the Company (provided that Executive has obtained the approval of the CEO), and (b) investing or trading in securities or other forms of investment, in each case so long as such activities do not materially interfere with the performance of her duties hereunder and such investments do not represent the ownership of 5% or more of the capital stock of publicly traded entities.

3. Compensation.


     3.1 Base Salary. In consideration of the services rendered hereunder, the Company shall pay the Executive during the Initial Term of this Agreement a base salary at the rate of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000) per annum or at such higher rate as the CEO may reasonably determine ("Base Salary"), which amount will be payable to her in bi-weekly installments (or at such intervals as other salaried employees of the Company are paid). The amount of the Executive's Base Salary shall be reviewed annually by the CEO but shall not be reduced without written consent of the Executive.

3.2 Incentive Compensation.

          (a) To further the attainment of the Company's long-term profit and growth objectives, the Executive shall be eligible to receive an incentive bonus equal, in the initial year of employment, to no less a percentage of the Executive's Base Salary as that percentage attainable by the Executive under Level 29 of the currently effective Incentive Compensation Plan ("ICP"). Specific annual entitlements to bonus awards shall be predicated on the Executive's performance and subject to the Company achieving its operating targets, consistent with the rules as set forth in the ICP. Until such a time as the Executive and the CEO agree on the individual performance criteria of the Executive, bonus awards shall be predicated 70% on the Company's performance, as calculated for the CEO, and 30% on the CEO's evaluation of the Executive.

          (b) The Executive shall participate in all other Bonus, Long-Term Capital Accumulation and/or Stock-Based Programs that the Company may adopt from time to time.

          (c) To further provide Executive with appropriate incentive and to acquire a proprietary interest in the long-term success of the Company, the Company hereby grants, pursuant to the Company's 1996 Omnibus Plan (the "Plan"), fifty thousand (50,000) options to acquire Company Stock. Twenty thousand (20.000) of these options shall be Non-Qualified Stock Options ("NQO") and thirty thousand (30.000) of these options shall be Incentive Stock Options ("ISO"). The option exercise price payable shall be $0.01 per share of Company Stock for the

NQO's and fair market value at the date of this Agreement for ISO's. The term of the option shall be ten (10) years and 20% of the options shall vest on the date of this Agreement, with an additional 20% vesting on each of the first, second, third and fourth anniversaries hereof. All capitalized terms shall have the meaning specified in the Plan.

4.   Benefits.

     4.1 Benefit Programs. The Executive will be included in all group insurance plans ("Insurance Plans"), retirement plans, and other benefit plans and arrangements (such retirement and other benefit plans and arrangements, together with the Insurance Plans, the "Benefit Program") available to executives of the Company, as such plans may be or have been adopted from time to time. The Company will provide to the Executive the specific benefits listed on Schedule A hereto. The Executive shall be a Class B Participant in the Company's SERP and, pursuant to Section II L (1)(f) of such SERP, "Service" (and employment for purposes of Sections III (B) and IV (A)) has been deemed by the Board of Directors of the Company to commence as of July 1, 1992.

     4.2 Vacation. Executive shall be entitled to four (4) weeks of vacation with pay during each twelve (12) month period of employment under this Agreement.

     4.3 Automobile and Other Expenses. The Company will provide the Executive with an automobile of a type mutually agreed upon and the Company will pay, or reimburse her for, all business related operating expenses of such automobile (including, without limitation, insurance, service, repairs, gasoline and oil). The Company will also reimburse the Executive for her ordinary and customary business expenses incurred in the performance of her duties hereunder.

5.    Termination

     5.1 Termination by the Company for Cause.

          (a) Definition. The Company may terminate the Executive's employment hereunder for "Cause" which shall be limited to:

             (i) Gross neglect or dereliction in the performance of Executive's duties or other grave misconduct by her and the failure to cure such situation within twenty days after receipt of a notice thereof from the Board of Directors,

             (ii) Executive's engaging in conduct which has caused demonstrable and serious injury to the Company, monetary or otherwise, as evidenced by a written determination authorized by the Board of Directors of the Company, or

             (iii) Executive's conviction for or plea to a felony or for any lesser crime which involves the property of the Company.

          (b) Compensation upon Termination for Cause. Upon the termination of the Executive's employment for Cause, the Company shall pay the Executive her Base Salary, prorated Incentive Compensation and continued participation in the Benefit Program, through the effective date of such termination.

     5.2 Termination For Disability or Death.

          (a) Disability. The Company may terminate the Executive's employment hereunder in the event of the Executive's permanent disability. For the purposes of this Agreement, permanent disability shall mean the Executive's inability, whether mental or physical, to perform the regular duties of her employment on a full-time continuous basis for six (6) consecutive months (the "Disability Period"). If a policy of disability insurance is in effect insuring the Executive, then in no event shall Executive be deemed to be disabled until she is determined to be entitled to receive disability income payments pursuant to such disability policy. During the Disability Period, the Company shall (i) pay the Executive her full Base Salary then in effect, as well as any ICP benefit to which she would otherwise be entitled, reduced by any amounts which she actually receives under any disability plan maintained by the Company during the Disability Period, and (ii) shall continue her participation in the Benefit Program. The Company shall notify the Executive in writing of any such finding on its part at the end of the Disability Period. If the Company and the Executive are unable to agree whether she is so disabled the question shall be decided by a panel of three physicians, one to be designated by the Company, one by the Executive and one by the first two so designated. The determination of the panel shall be final and binding upon the parties with costs of the panel to be paid by the Company.

          (b) Death. The Executive's employment hereunder will terminate upon the Executive's death.

          (c) Compensation Upon Termination For Disability or Death.

             (i) If the Company terminates the Executive's employment due to permanent disability, pursuant to Subsection 5.2(a) herein, the Company shall pay the Executive her monthly Base Salary then in effect for one (1) year after her termination, reduced by any amounts to which she actually receives under any disability plan maintained by the Company and shall pay the Executive when due, a pro-rata portion of the bonus determined pursuant to (iii) below corresponding to the period of her employment during the termination year.

             (ii) If the Executive's employment is terminated due to her death, pursuant to Subsection 5.2(b) herein, the Company shall pay the Executive's estate or designated beneficiary (A) the Executive's Base Salary and any other amounts due or earned through the date of death, and (B) until the end of the fiscal year in which occurred the date of death or, if greater, for three months following the date of death, the Executive's Base Salary as then in effect, and (C) a pro-rata portion of the bonus determined pursuant to (iii) below corresponding to the period of her employment during the termination year.

             (iii) For purposes of determining the bonus payable in the year of termination, the Company shall pay a bonus equal to the amount of the current year's bonus which could have been paid to Executive for the year of termination, pro-rated for the period of her employment during the termination year.

          (d) Benefits upon Termination for Death or Disability.

             (i) If the Company terminates the Executive's employment due to her permanent disability, pursuant to Subsection 5.2(a) herein, the Company shall continue to provide her and her dependents coverage under the Insurance Plans, at her option, for the longer of one year or the period required by applicable law. The Company shall provide such coverage at its expense (except with respect to those costs for which the Executive was responsible prior to the termination of employment).

             (ii) If the Executive's employment is terminated due to her death, pursuant to Subsection 5.2(b) herein, the Company shall continue to provide the Executive's dependents medical insurance coverage, at their option, for the longer of one (1) year after her death or the period required by applicable law. The Company shall provide such coverage at its expense (except for those costs for which the Executive was responsible prior to her death).

     5.3 Good Reason. Termination By The Executive.

          (a) Good Reason. The Executive may terminate her employment during the Employment Period hereunder for "Good Reason" (i) upon the failure by the Company (or its stockholders as the case may be) to elect or reelect or to appoint or reappoint the Executive to the offices of Executive Vice President, General Counsel and Secretary of the Company, or (ii) after the occurrence, without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Company that has not been fully cured within twenty (20) days after written notice thereof has been given by the Executive to the Company, or (iii) upon the occurrence of any action taken by the Company which would constitute a constructive termination; provided, that, in addition to and without limiting the generality of the foregoing, on and after a Change in Control (as defined in Section 5.3(c)) herein), any one of the following events shall be deemed a material breach of this Agreement:

             (i) the assignment to the Executive of any duties inconsistent with the Executive's then status as an executive officer of the Company or a substantial adverse alteration in the nature of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

             (ii) a reduction by the Company in the Executive's Base Salary as in effect immediately prior to the Change in ControL;

             (iii) a reduction in the aggregate percentage upon which the Executive's Incentive Compensation is determined following the Change of Control unless equivalent reductions are made generally for other executives of the Company.

             (iv) the relocation of Executive's principal place of employment, without her consent, to a location more than twenty (20) miles from the place of such employment immediately prior to the Change in Control;

             (v) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by Executive under the Benefit Program, as in effect immediately prior to the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to Change in Control;

             (vi) the failure of a successor to the Company to expressly assume and agree to perform this Agreement pursuant to Section 5.5 hereof.


          (b) Compensation and Benefits upon Termination by The Executive.

             (i) In the event of a termination of this Agreement by the Executive, without Good Reason, the Company shall provide to her her Base Salary, the pro-rata portion of the bonus determined pursuant to Section 5.2(c)(iii) corresponding to the period of his employment during the termination year and continued participation in the Benefit Program, through the effective date of such termination.

             (ii) If the Executive terminates her employment hereunder for Good Reason, (A) if there has not occurred a Change in Control, the Company shall also pay her, as liquidated damages under this Agreement, her monthly Base Salary then in effect for the balance of this Agreement then in effect, but for not less than two years plus the pro-rata portion of the bonus determined pursuant to Section 5.2(c)(iii); (B) if there has occurred a Change in Control, the Company shall pay her, as liquidated damages under this Agreement, a lump sum equal to 2.99 times the sum of her Base Salary then in effect plus the bonus earned by her during the immediately preceding fiscal year of the Company, and
(C) in either case, the Executive's employment shall be deemed to continue for the balance of the Agreement for purposes of determining her participation in the Benefit Program; provided, however, that if such participation by her after termination of employment is not permitted under any such plan, the Company will provide her with the equivalent benefits. The Company will pay the total costs of the Executive's participation in such plans or the equivalent thereof. During the period the Executive will have full use of the Company-supplied automobile. The Executive also will be provided with out placement assistance utilizing a consultation service designated and paid for by the Company.

Furthermore, all stock options granted to Executive shall immediately vest and be exercisable for a period of 12 months following termination.

          (c) Definition of Change in Control. A "Change in Control" shall mean the occurrence of an event set forth in any one of the following paragraphs:

             (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below and excluding a transaction whereby a Person becomes the Beneficial Owner of 20% or more of the combined voting power of the Company's then outstanding securities, but such transaction does not transfer the power to control the management or the policies of the Company; or


             (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or


             (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially' Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

             (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.


For purposes of this Section 5.3(c), the following definitions shall apply:
"Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Act. "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Act.

     5.4 Termination by the Company other than for Cause.

          (a) Compensation Upon Termination by the Company other than for Cause. If the Company terminates the Executive's employment hereunder without "Cause," the Company shall pay the Executive the amounts described in 5.3(b)(ii).

          (b) Benefits Upon Termination by the Company other than for Cause. If the Company terminates the Executive's employment hereunder without "Cause," the Executive's employment shall be deemed to continue for the balance of the Agreement for purposes of determining her participation in the Benefit Program existing prior to the termination or under any equivalent plan providing the same coverage which may be substituted for any such plan; provided, however, that if such participation by her after termination of employment is not permitted under any such plan, the Company will provide her with the equivalent benefits. The Company will pay the total costs of the Executive's participation in such plans or the equivalent thereof. During this period the Executive will have full use of the Company-supplied automobile. The Executive also will be provided with out-placement assistance utilizing a consultation service designated and paid for by the Company. Furthermore, all stock options granted to Executive shall immediately vest and be exercisable for a period of 12 months following termination.

     5.5 Successor. The Company, or any entity which controls the Company, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company by written agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had occurred. Failure of the Company or a controlling entity to obtain such agreement prior to the effective date of any such succession followed by failure of the successor to honor this Agreement shall be a breach of this Agreement and shall entitle the Executive to the rights and benefits hereunder as though she had terminated her employment with the Company for Good Reason pursuant to paragraph 5.3 hereof

(including those provisions which concern compensation following a Change in Control), whether or not she terminates her employment with the Company. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to all or substantially all of its business or assets which becomes bound by all of the terms and conditions of this Agreement.


6. Restrictions.

     6.1 Confidential Information. The Executive agrees that during and after the period of her employment she will not, without authorization from the Company, divulge, disclose or otherwise communicate to any person or company any information of a confidential nature pertaining to specific details of the Company's business, functions or operations, except in connection with the discharge of her duties hereunder, or pursuant to the order of a court of competent jurisdiction. The Executive further agrees that, upon termination of her employment with the Company for any reason, she will promptly return to the Company all books and records of or pertaining to the Company's business, and all other property belonging to the Company which is in her custody or possession.

     6.2 Non-Compete. During her employment by the Company and in the event she is terminated by the Company for Cause or terminates her employment without Good Reason, for twelve (12) months thereafter, subject to Section 2.2 above, the Executive shall not compete with the Company in any activity relating to the business of the Company as conducted by the Company during the term of this Agreement. For purposes of the preceding sentence, competition shall include, without limitation, direct or indirect competition by the Executive, whether as an owner, officer, director, employer, partner, consultant, advisor, contractor, principal agent, licensor, employee or affiliate of a person firm, venture or corporation that so competes with the Company. Without the prior written approval of the CEO, the Executive further agrees that during the twelve (12) month period following the termination of this Agreement for any reason she will not solicit for employment any employee of the Company. Notwithstanding the above, competition shall not be deemed to include the practice of law after termination of employment.

     6.3 Cause of Action. The parties hereby declare that the rights of the Company are of a unique nature, the loss of which may cause irreparable harm, and that it may be impossible to measure in money the damages which will accrue to the Company by reason of the loss of such rights or a failure by the Executive to perform or adhere to any of the obligations under Sections 6.1 and
6.2 hereof. The Executive expressly acknowledges that remedies at law alone will be inadequate to compensate the Company for any breach or violation of any of the provisions of Sections 6.1 or 6.2 hereof, and that the Company, in addition to all other remedies hereunder or thereunder, shall be entitled, as a matter of right, to seek injunctive relief, including specific performance, with respect to any such breach of violation. in any court of competent jurisdiction.

7. Legal Matters.

     7.1 Resolution of Conflict. Any and all disputes, claims and controversies between the parties hereto concerning the validity, interpretation, performance, termination or breach of this Agreement, which cannot be resolved by the parties within ninety (90) days after such dispute, claim or controversy arises shall, at the option of either party, be referred to and finally settled by arbitration. Such arbitration shall be initiated by the initiating party giving notice (the "Arbitration Notice") to the other party (the "Respondent") that it intends to submit such dispute, claim or controversy to arbitration. Each party shall, within thirty (30) days of the date the Arbitration Notice is received by the Respondent, designate a person to act as an arbitrator, if either party fails to designate a person to Act as an arbitrator within the time specified herein the arbitration shall be conducted by the sole designated arbitrator.
The two arbitrators appointed by the parties shall, within thirty (30) days after their designation appoint a third arbitrator who shall act as presiding arbitrator (the "Presiding Arbitrator"). If the two arbitrators designated by the parties are unable to appoint a Presiding Arbitrator, the Presiding Arbitrator shall be appointed according to the rules of the American
Arbitration Association as in effect on the date the notice of submission to arbitration is given (the "Rules").

     Such arbitration shall be held in New Jersey in accordance with the Rules except as otherwise expressly provided herein. The arbitrators shall, by majority vote, render a written decision stating reasons therefor in reasonable detail within three (3) months after the appointment of all the arbitrators. Each party shall bear its own costs and attorneys fees. All other costs and expenses of arbitration shall be apportioned between the parties by the arbitrators. The award of the arbitrators shall be made in United States currency and shall be final and binding, and judgment thereon may be rendered by any court having jurisdiction thereof, or application may be made to such court for the judicial acceptance of the award and an order of enforcement as the case may be.

     7.2 Agreement Confidential. Both the Executive and the Company will keep the terms of this Agreement confidential provided that this provision shall not restrict any disclosure by the Company pursuant to any applicable law, regulation or judicial order.

     7.3 Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, by registered or certified mail, addressed to either party at the address first written above (or to such other address as either party shall designate by notice in writing to the other party in accordance herewith).


8. Indemnification. The Company desires to have the Executive serve as an executive officer and general counsel of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of her acting in good faith in the performance of her duty to the Company and will, therefore indemnify the Executive to the fullest extent permitted under Delaware law; and the Executive desires to serve as an executive officer and general counsel of the Company; provided that she is furnished with the indemnity set forth hereinafter.

     8.1 Definitions. As used in this Agreement:

          (a) The Term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Executive may be or may have been involved as a party or otherwise by reason of the fact that Executive is or was a director and/or officer of the Company, by reason of any action taken by her or of any inaction on her part while acting as such director and/or officer or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, whether or not she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Executive, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement, but shall not include the amount of judgments, fines or penalties actually levied against Executive.

     8.2 Indemnity in Third Party Proceedings. The Company shall indemnify Executive in accordance with the provisions of this section if Executive is a party to or threatened to be made party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), by reason of the fact that Executive is or was a director and/or officer of the Company or is or was acting at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust or other enterprise, against all Expenses, liabilities, judgments, fines and penalties, actually and reasonably incurred by Executive in connection with the defense or settlement of such Proceeding, provided that Executive acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith in a manner which she reasonably believed to be in the best interests of the Company, and with respect to any criminal proceeding, that such person had reasonable cause to believe that her conduct was unlawful.

     8.3 Indemnity in Proceedings By or In the Name of the Company. The Company shall indemnify Executive in accordance with the provisions of this section if Executive is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Executive was or is a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against all Expenses actually incurred by Executive in connection with the defense or settlement of such Proceeding, but only if she acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification for Expenses shall be made under this Paragraph 8.3 in respect of any claim, issue or matter as to which Executive will have been adjudged to be liable to the Company, unless and only to the extent that any court in which such Proceeding is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Executive is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     8.4 Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Executive has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Executive shall be indemnified against all Expenses incurred in connection therewith.

     8.5 Advances of Expenses. Any Expenses incurred by Executive in any Proceeding described in this Agreement shall be paid by the Company in advance and on or prior to the date when payment of such Expenses is due.

     8.6 Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Executive may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise.

9. Miscellaneous.

     9.1 Governing Law. Except for the indemnification provision contained in
Section 8 which shall be governed by the laws of the State of Delaware, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed within New Jersey, without regard to the principles of conflict of laws.

     9.2 Headings. The sections headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and from and after the date hereof supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof provided, however, that the benefits conferred under this Agreement are in addition to, and not in lieu of, any and all benefits conferred under plans and arrangements currently in effect for the Executive.

     9.4 Assignment. This Agreement is binding upon and shall insure to the benefits of the Executive and her estate, but the Executive's rights and obligations hereunder may not be assigned or pledged by her.

     9.5 Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by written instrument executed by both of the parties hereto or in the case of a waiver, by the party waiving compliance.

     9.6 Section 162(m). In the event compensation payable to Executive hereunder in any single tax year would result in the non-deductibility of a portion of such compensation by the Company solely by reason of Section 162(m) of the Internal Revenue Code of 1986, as amended, then, and in such event, the Company shall be permitted to defer payment of such non-deductible amount to the Executive to be paid to her on the first day of the succeeding tax year of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the day and year first above written.
                                          DIAGNOSTIC/RETRIEVAL SYSTEMS. INC.




                                         By: /s/ MARK S. NEWMAN
                                             -----------------------------------
                                                 Mark S. Newman, Chairman,
                                                 President and Chief Executive
                                                 Officer


                                          THE EXECUTIVE

                                          /s/ NINA LASERSON DUNN
                                          --------------------------------------
                                              Nina Laserson Dunn

                                   SCHEDULE A

Group/Executive Benefits


GROUP PLANS                                 BENEFIT
-----------                                 -------

DRS Group Medical/Dental Plan               Varies
DRS Group Life Insurance Plan               $50,000
DRS Group AD&D                              $500,000
DRS Long Term Disability Plan               $5,000 monthly benefit
DRS Retirement/Savings Plan (401K)          Varies
DRS Reimbursement Account Plan (IRC 125)    Varies (See below)


EXECUTIVE PLANS/BENEFITS                    BENEFIT
------------------------                    -------

Executive Incentive Compensation Plan       Varies
1996 Omnibus Plan                           Option for 50,000 shares granted
                                             at present
Life Insurance                              $1,200,000
Long Term Disability                        $9,000 monthly benefit.

DRS Reinbursement Account: one time annual deposit
to the reimbursement account (amount may vary from       $7,500 for 1997
year to year)

Supplemental Executive Retirement Plan (SERP)             Determined at time of
                                                           Retirement